RAIT Investment Trust Sets Date for Special Meeting of Shareholders to Vote on Proposed Merger with Taberna Realty Finance Trust

PHILADELPHIA, PA – November 8, 2006 – RAIT Investment Trust (“RAIT”) (NYSE: RAS) announced today that it has set Monday, December 11, 2006 as the date for a special meeting of shareholders to consider the previously announced merger with Taberna Realty Finance Trust and related matters. The meeting will be held at 10:00 a.m., Eastern time, at the Crowne Plaza Hotel, 1800 Market Street, Philadelphia, PA 19103. Only shareholders of record at the close of business on the record date, October 20, 2006, will be entitled to vote at the special meeting.

Information About The Proposed Merger With Taberna Realty Finance Trust
RAIT has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-136197) that includes a definitive joint proxy statement/prospectus of RAIT and Taberna and RAIT may file other relevant documents concerning the proposed merger with the SEC. This definitive joint proxy statement/prospectus will be sent to shareholders of RAIT and Taberna seeking approvals related to the proposed transaction. RAIT and Taberna shareholders and other investors are urged to read the registration statement and the definitive joint proxy statement/prospectus and any other materials filed by RAIT with the SEC, as well as any amendments or supplements to those documents. These documents will contain important information, which should be read carefully before any decision is made with respect to the merger. When documents are filed with the SEC, they will be available for free at the SEC’s website (http://www.sec.gov). These documents are also available for free by accessing RAIT’s website (http://www.raitinvestmenttrust.com).

   RAIT, Taberna and certain of their trustees, executive officers, members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of shareholders in connection with the proposed merger, including any interest they have in the merger, is set forth in the joint proxy statement/prospectus filed with the SEC.

  This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 under Item 1A — “Risk Factors,” its most recent quarterly report on Form 10-Q and its Registration Statement on Form S-4 (Registration No. 333-136197), business conditions and the general economy, especially as they affect interest rates, defaults by borrowers in paying debt service on RAIT’s loans, particularly RAIT’s subordinated and discounted loans, illiquidity of RAIT’s portfolio of investments in real estate, RAIT’s possible inability to originate or acquire investments in real estate on favorable terms, RAIT’s possible inability to obtain capital resources and maintain liquidity through offerings of RAIT’s securities, lines of credit or other means and RAIT’s possible inability to maintain its real estate investment trust qualification or its exemption from registration under the Investment Company Act. RAIT cannot assure you that the merger will be completed in a timely fashion or at all, that the companies will be integrated successfully or without unanticipated costs or that the anticipated benefits from the combination of the two companies will be realized. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Contact:
Andres Viroslav
RAIT Investment Trust
215-861-7900
aviroslav@raitinvestmenttrust.com